UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Procure ETF Trust II
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification number)

16 Firebush Road, Levittown PA	19056
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of: Procure Space ETF	NYSE Arca	83-1600356

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

Securities Act registration statement file number to which this form relates: 333-222463

Securities to be registered pursuant to Section 12(g) of the Act: None
________________________________________________________________________

Item 1.
Description of Registrant's Securities to be Registered

A description of the Shares is set forth in the registrant’s Pre-Effective Amendment No. 5 to the Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-222463; 811-23323), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on March 8, 2019. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Item 2.
Exhibits

(a)(i)	Registrant’s Declaration of Trust, incorporated herein by reference to Exhibit (a) to the registrant’s Registration Statement on Form N-1A.
(b)	Registrant’s By-laws, incorporated herein by reference to Exhibit (b) to the registrant’s Registration Statement on Form N-1A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of Levittown and State of Pennsylvania on the 3rd day of April, 2019.

By:
/s/ Robert Tull
Robert Tull
President